SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT

          SECOND AMENDMENT, dated as of June 28, 2007 (this “Amendment”), to the Second Amended and Restated Term Loan Credit Agreement, dated as of February 20, 2007, as amended by the First Amendment to the Second Amended and Restated Term Loan Credit Agreement, dated as of May 21, 2007 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among (a) WHITEHALL JEWELERS, INC. (f/k/a Whitehall Jewellers, Inc.) (the “Borrower”), a Delaware corporation having its principal place of business at 125 South Wacker Drive, Suite 2600, Chicago, Illinois 60606; (b) the lending institutions from time to time party hereto (collectively, the “Lenders”); and (c) PWJ LENDING LLC (“Prentice”), a Delaware limited liability company, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Agents and the Lenders.

W I T N E S S E T H

          WHEREAS, the Borrower and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders have made loans to the Borrower in the aggregate principal amount of $75,000,000;

          WHEREAS, the Borrower has asked the Lenders to make an additional term loan to the Borrower in the original principal amount of up to $7,500,000, for, among other things, general corporate and working capital purposes;

          WHEREAS, the Borrower, the Agents and the Lenders wish to amend certain terms and conditions of the Credit Agreement as hereafter set forth;

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and benefits to be derived herefrom, the Borrower, the Agents and the Lenders, agree as follows:

          1. Definitions. Any capitalized term used and not defined herein shall have the meaning assigned to such term in the Credit Agreement.

          2. Amendments to Credit Agreement.

                    (a) New Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

          Final Fourth Additional Loan Funding Date. July 28, 2007.

          Fourth Additional Loan. Collectively, the term loans to be made by the Lenders to the Borrower pursuant to Section 2.1(d).

          Fourth Additional Loan Lender. Each Lender that has a Fourth Additional Loan Commitment or that holds Fourth Additional Loans.

          Fourth Additional Loan Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make the Fourth Additional Loan to the Borrower.

          Fourth Additional Loan Funding Conditions. The following conditions precedent to the obligation of any Lender with a Fourth Additional Loan Commitment to make any Fourth Additional Loan:

               (i) The Administrative Agent shall have received a written request for such Fourth Additional Loan not less than three (3) Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the proposed funding date thereof. Such written request shall be irrevocable and shall specify (A) the principal amount of such Fourth Additional Loan, which shall not be less than $500,000 or an integral multiple of $250,000 in excess thereof (or, if less, the aggregate amount of the Lenders’ then effective undrawn Fourth Additional Loan Commitments), and (B) the requested funding date, which must be a Business Day. The Agents and the Lenders may act without liability upon the basis of a written or telecopied request believed by the Administrative Agent in good faith to be from an officer of the Borrower or other Person authorized by the Borrower to request a Loan. Each Agent and each Lender shall be entitled to rely conclusively on any such officer’s or other Person’s authority to request a Loan on behalf of the Borrower. The Agents and the Lenders shall have no duty to verify the authenticity of the signature appearing on any such written request.

               (ii) The representations and warranties of the Borrower contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Fourth Additional Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

               (iii) No Default shall exist, or would result from such proposed Fourth Additional Loan or from the application of the proceeds thereof.

               (iv) No event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect.

Each written request for a Fourth Additional Loan submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified above have been satisfied on and as of the date of such Fourth Additional Loan.

          Initial Fourth Additional Loan Funding Date. June 28, 2007.

                    (b) Existing Definitions. The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

          Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make the Initial Loan, the Additional Loan, the Second Additional Loan, the Third Additional Loan, the Fourth Additional Loan and/or any other loan pursuant to the terms of the Credit Agreement, as the case may be, to the Borrower.

          Loans. The Initial Loan, the Additional Loan, the Second Additional Loan, the Third Additional Loan, the Fourth Additional Loan and any other loans made by one or more of the Lenders to the Borrower pursuant to the terms of the Credit Agreement, including, without limitation, all PIK Interest accrued thereon.

          Supplemental Prentice Loans. Any Loans made by the Prentice Lenders to the Borrower on or after the Closing Date (including, without limitation, the Second Additional Loan, the Third Additional Loan and the Fourth Additional Loan) in an aggregate principal amount (excluding PIK Interest) not to exceed $53,000,000.

                    (c) Making of the Loans. Article 2 is hereby amended by replacing the existing Section 2.1(d) with the following, by replacing the existing Section 2.1(e) with the existing Section 2.1(d), and by adding a new Section 2.1(f) which includes the existing Section 2.1(e):

          (d) Each Lender with a Fourth Additional Loan Commitment severally and not jointly with any other Lender agrees, upon the terms and subject to the conditions herein set forth, during the period commencing on the Initial Fourth Additional Loan Funding Date and ending on the Final Fourth Additional Loan Funding Date, to make one or more Fourth Additional Loans to the Borrower, upon the satisfaction of the applicable Fourth Additional Loan Funding Conditions, in an aggregate amount not to exceed such Lender’s Fourth Additional Loan Commitment; provided that the aggregate principal amount of all Fourth Additional Loans shall not exceed $7,500,000. Each Fourth Additional Loan shall be made by the Lenders simultaneously and in accordance with their respective Fourth Additional Loan Commitments. The failure of any Lender to make its portion of the Fourth Additional Loan in accordance with its Fourth Additional Loan Commitments shall neither relieve any other Lender of its obligation to fund its portion of the Fourth Additional Loan in accordance with the provisions of this Credit Agreement nor increase the obligation of any such other Lender. Each Lender’s Fourth Additional Loan Commitment shall be automatically and permanently reduced by the amount of the Fourth Additional Loan made by it on the date on which such Fourth Additional Loan is made.

                    (d) Interest on Loans.

                    (i) Section 2.3(a) is hereby amended by deleting the last sentence and inserting the following:

On and following the Closing Date, each of the Initial Loan, the Additional Loan, the Second Additional Loan, the Third Additional Loan, and, on and following the Initial Fourth Additional Loan Funding Date, the Fourth Additional Loan (and, in each case, all PIK Interest thereon) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the principal amount thereof from time to time outstanding at a rate per annum equal to 12% (the “Interest Rate”).

                    (ii) Section 2.3(b) is hereby amended by deleting the last sentence and inserting the following:

Interest accrued on and after the Closing Date on the Initial Loan, the Additional Loan, the Second Additional Loan, the Third Additional Loan and, from and following the Initial Fourth Additional Loan Funding Date, the Fourth Additional Loan shall be payable monthly in arrears by delivering a note in the form attached hereto as Exhibit H-1 (“PIK Note”) in the principal amount of the interest which has accrued executed by the Borrower and delivered to the Lender on the first Business Day of each month (each an “Interest Payment Date”), commencing on the first such date to occur after the Closing Date, and any amount that has not been paid-in-kind pursuant to this clause (b) shall be payable in cash at maturity (whether by acceleration or otherwise), and after such maturity in cash on demand.

                    (e) Termination of Commitments. Article 2 is hereby amended by adding Section 2.4(d) as follows:

                    (d) The Fourth Additional Loan Commitment shall terminate on the Final Fourth Additional Loan Funding Date.

                    (f) Use of Proceeds. Section 8.12 of the Credit Agreement is hereby amended by deleting the last sentence and inserting the following:

The Borrower will use the proceeds of the Second Additional Loan, the Third Additional Loan and the Fourth Additional Loan for working capital and general corporate purposes and to pay other fees and expenses.

                    (g) Schedule 1. Schedule 1 is hereby amended and restated in its entirety as set forth on Schedule 1 attached hereto.

          3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

                    (a) Before and after giving effect to the Fourth Additional Loan, and to the application of the proceeds therefrom, the representations and warranties contained herein, in the Credit Agreement and the other Loan Documents shall be true and correct on and as of the date hereof, as though made on and as of such date, except that any such representations and warranties that expressly relate to a specific date shall be true and correct on and as of such date; and no event shall have occurred or would result from the making of the Fourth Additional Loan or from the application of the proceeds therefrom that would constitute an Event of Default or a Default; and

                    (b) The Administrative Agent shall have received on or before the date hereof, each in form and substance satisfactory to the Administrative Agent:

                    (i) counterparts of this Amendment which bear the signatures of the Borrower, the Agents and the Lenders;

                    (ii) an executed Note evidencing the Fourth Additional Loan (the “Fourth Additional Loan Note”);

                    (iii) counterparts of that certain Consent Agreement, dated as of June 25, 2007, executed in connection with the Intercreditor Agreement, which bears the signatures of the Senior Term Loan Agents, the Senior Agents, the Agents, the Subordinating Reimbursement Creditor (as defined in the Intercreditor Agreement), and the Borrower;

                    (iv) a certificate of status with respect to the Borrower, dated within 30 days of the date hereof, issued by the appropriate officer of the jurisdiction of incorporation of the Borrower, indicating that such Borrower is in good standing in such jurisdiction;

                    (v) a certificate of an authorized officer of the Borrower, dated as of the date hereof, certifying (A) that the Articles of Incorporation and Bylaws of such Borrower have not been amended or otherwise modified since the Closing Date and that the copies thereof previously delivered to the Lenders are true, correct and complete, and (B) as being true, correct and complete the copies attached to such certificate of the resolutions of the Board of Directors of the Borrower approving this Amendment, and the Credit Agreement and the other Loan Documents, as amended by this Amendment; and

                    (vi) a certificate of a duly authorized officer of the Borrower, dated as of the date hereof, certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the Fourth Additional Loan Note.

               4. Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders as follows:

                    (a) Authorization, Etc. The execution, delivery and performance by the Borrower of this Amendment and the other agreements, instruments and other documents contemplated hereby, and the performance by the Borrower of the Credit Agreement and the other Loan Documents, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene the Borrower’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                    (b) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower of this Amendment and the other agreements, instruments and other documents contemplated hereby, or for the performance of the Credit Agreement and the other Loan Documents, as amended hereby.

                    (c) Enforceability of Loan Documents. Each of this Amendment and the other agreements, instruments and other documents contemplated hereby, the Credit Agreement and each other Loan Document to which the Borrower is a party, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

          5. Continued Effectiveness of the Credit Agreement.

                    (a) Ratifications. Except as otherwise expressly provided herein, (i) the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (A) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment and (B) all references in the other Loan Documents to the “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents and the Lenders under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.

                    (b) No Waivers. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Credit Agreement or any other Loan Document and each Agent and each Lender expressly reserves all of its rights and remedies under the Credit Agreement and the other Loan Documents, under applicable law or otherwise.

                    (c) Amendment as Loan Document. The Borrower confirms and agrees that this Amendment shall constitute a Loan Document under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by the Borrower under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if the Borrower fails to perform or comply with any covenant or agreement contained herein.

          6. Miscellaneous.

                    (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

                    (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                    (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                    (d) THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENTS AND THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                    (e) The Borrower will pay on demand all reasonable and documented fees and out-of-pocket costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable and documented fees and out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

(Signature page to Second Amendment to Second Amended and Restated Term Loan Credit Agreement)

          IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment to Second Amended and Restated Term Loan Credit Agreement as of the date first set forth above.

BORROWER:

WHITEHALL JEWELERS, INC. (f/k/a
Whitehall Jewellers, Inc.)

By:	/s/ Edward A. Dayoob
Name:	Edward A. Dayoob
Title:	President and CEO

Second Amendment to Second Amended and Restated Term Loan
Credit Agreement

(Signature page to Second Amendment to Second Amended and Restated Term Loan Credit Agreement)

AGENTS:

PWJ LENDING LLC, as Administrative
Agent and as Collateral Agent

By: Prentice Capital Management, LP, its Manager

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

Second Amendment to Second Amended and Restated Term Loan
Credit Agreement

(Signature page to Second Amendment to Second Amended and Restated Term Loan Credit Agreement)

LENDERS:

PWJ LENDING LLC, as a Lender

By: Prentice Capital Management, LP, its Manager

By:	/s/ Mathew Hoffman
Name:	Mathew Hoffman
Title:	General Counsel

Second Amendment to Second Amended and Restated Term Loan
Credit Agreement

(Signature page to Second Amendment to Second Amended and Restated Term Loan Credit Agreement)

HOLTZMAN OPPORTUNITY FUND,
L.P., as a Lender

By: Holtzman Financial Advisors, LLC, its
General Partner

By: SH Independence, LLC, its Managing
Member

By:	/s/ Seymour Holtzman
Name:	Seymour Holtzman
Title:	Managing Member

Second Amendment to Second Amended and Restated Term Loan
Credit Agreement